UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): February 16, 2021

AMERICAN RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	000-55456 (Commission File Number)	46-3914127 (I.R.S. Employer Identification No.)

12115 Visionary Way, Suite 174, Fishers Indiana, 46038
(Address of principal executive offices)

(317) 855-9926
(Registrant’s telephone number, including area code)

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See: General Instruction A.2. below):

[ ]
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On February 16, 2021, American Resources Corporation (or the “Company”) issued a press release announcing that it has signed exclusive licenses with Ohio University expanding its patent and technology base to be used for rare earth element (“REE”) and critical mineral separation as well as the future production of graphene and advanced carbon products. Pursuant to the licensing agreement, American Resources has the exclusive domestic rights, and the exclusive option on international rights for the following patents:

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Coal Electrolysis: Hydrogen, Liquid Fuels, and Carbon Nanotubes Production

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Simultaneous Removal of Ammonia, Urea, and Metals from Water

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Methods for the Synthesis of Graphene from Coal, Carbon Chars, and Carbon Solid Sources

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Roll-to-Roll Transfer of Graphene and Substrate Recovery

The licensed suite of technologies is centered around the use of electrolysis for the separation and processing of carbon, coal waste and carbon byproducts, including fly ash as a feedstock.

The information presented in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

The following exhibits are attached hereto and filed herewith.

Exhibit No.	Description
99.1	Press Release Dated February 16, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Resources Corporation

Date: February 16, 2021	By:	/s/ Mark C. Jensen
Mark C. Jensen
Chief Executive Officer